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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         SPEECHWORKS INTERNATIONAL, INC.
  FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, AUGUST 11, 2003

      The undersigned stockholder of SpeechWorks International, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Joint Proxy Statement/Prospectus, each dated July 2, 2003 and hereby appoints Stuart R. Patterson and Richard J. Westelman, or one of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of SpeechWorks International, Inc. to be held on Monday, August 11, 2003 at 10:00 a.m., local time, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and at any adjournments or postponements thereof, with all power which the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company held of record by the undersigned as of the record date upon the proposal hereinafter specified, and with discretionary authority upon such other matters as may properly come before the meeting. All previous proxies are hereby revoked.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                 (REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE AS SHOWN HERE. [X]

1. To adopt the Agreement and Plan of Reorganization by and among ScanSoft, Inc., Spiderman Acquisition Corporation and SpeechWorks International, Inc., and approve the merger contemplated by the Agreement and Plan of Reorganization.

      FOR [  ]  AGAINST [  ]  ABSTAIN [  ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL BELOW.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may revoke your proxy and vote in person if you desire.


To change address on your account, please check the box at right and indicate your new address in the address space above. [ ]

Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _____________           Date:___________

Signature of Stockholder ______________          Date:___________


Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.